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                                                                   EXHIBIT 99-36

                                EIGHTH AMENDMENT

                            364-DAY CREDIT AGREEMENT

         EIGHTH AMENDMENT (this "AMENDMENT"), dated as of August 24, 2000, to the 364-DAY CREDIT AGREEMENT dated as of September 1, 1993, as amended by the First Amendment, dated as of August 31, 1994, certain extension letters, each dated June 30, 1995, the Third Amendment, dated as of March 8, 1996, the Fourth Amendment dated as of August 29, 1996, the Fifth Amendment dated as of August 28, 1997, the Sixth Amendment dated as of August 27, 1998 and the Seventh Amendment dated as of August 26, 1999, by and among RENAISSANCE ENERGY COMPANY, a Delaware corporation (the "BORROWER"), THE DETROIT EDISON COMPANY, a Michigan corporation (the "GUARANTOR"), the banks referred to therein (the "BANKS"), and BARCLAYS BANK PLC, New York Branch, as agent (the "AGENT") for the Banks (such Credit Agreement, as heretofore amended, being hereinafter referred to as the "EXISTING CREDIT AGREEMENT", and, as amended by this Amendment, as the "AMENDED CREDIT AGREEMENT" or the "CREDIT AGREEMENT").


                               W I T N E S S E T H

         WHEREAS, the Borrower, the Guarantor, the Banks and the Agent have previously entered into the Existing Credit Agreement; and

         WHEREAS, the Borrower, the Guarantor, the Banks and the Agent now wish to amend the Existing Credit Agreement to extend the Termination Date described therein and wish to agree to the future assumption of the Amended Credit Agreement by the Guarantor;

         NOW THEREFORE, the Borrower, the Guarantor, the Banks and the Agent agree as follows (capitalized terms used but not defined in this Amendment having the meanings assigned them in the Existing Credit Agreement):

        SECTION 1. AMENDMENTS TO EXISTING CREDIT AGREEMENT.

         (a) Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Termination Date is hereby extended to August 23, 2001.

         (b) Section 8.07 of the Existing Credit Agreement is hereby amended by adding the following provisions to such Section:

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                                                                               2

                  (i) Notwithstanding anything to the contrary contained herein, any Bank (a "DESIGNATING BANK") may grant to one or more special purpose funding vehicles (each an "SPV"), identified as such in writing from time to time by the Designating Bank to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Designating Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Advance,
         (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Designating Bank shall be obligated to make such Advance pursuant to the terms hereof, (iii) the Designating Bank shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder and (iv) no SPV or Designating Bank shall be entitled to receive any greater amount under this Agreement than the Designating Bank would have been entitled to receive had the Designating Bank not otherwise granted such SPV the option to provide any Advance to the Borrower. The making of an Advance by an SPV hereunder shall utilize the Commitment of the Designating Bank to the same extent, and as if, such Advance were made by such Designating Bank.

                  (j) Each party hereto hereby acknowledges and agrees that no SPV shall have the rights of a Bank hereunder, such rights being retained by the applicable Designating Bank. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPV shall have any voting rights hereunder and that the voting rights attributable to any Advance made by an SPV shall be exercised only by the relevant Designating Bank and that each Designating Bank shall serve as the administrative agent and attorney-in-fact for its SPV and shall on behalf of its SPV receive any and all payments made for the benefit of such SPV and take all actions hereunder to the extent, if any, such SPV shall have any rights hereunder. No additional Note shall be required to evidence the Advances or portion thereof made by an SPV; and the related Designating Bank shall be deemed to hold its Note or Notes as administrative agent for such SPV to the extent of the Advances or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Bank as administrative agent for such SPV.


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                  (k) Each party hereto hereby agrees that no SPV shall be
         liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable so long as, and to the extent that, the related Designating Bank provides such indemnity or makes such payment; provided, with respect to such agreement by the Borrower that the related Designating Bank shall not be in breach of its obligation to make Advances to the Borrower hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided, with respect to such agreement by the Borrower that the related Designating Bank shall not be in breach of its obligation to make Advances to the Borrower hereunder. Notwithstanding the foregoing, the Designating Bank unconditionally agrees to indemnify the Borrower, the Agent and each Bank against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the Agent or such Bank, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPV.

         (l) In addition, notwithstanding anything to the contrary contained in subsection 9.07(i), (j), (k) or (l) or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Advances to the Designating Bank or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. Subsection 9.07(i), (j), (k) or (l) may not be amended without the written consent of any Designating Bank affected thereby.

         (c) AMENDMENT TO SCHEDULE I - Schedule I of the Existing Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto.

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                                                                               4

         SECTION 2. ASSUMPTION OF AMENDED CREDIT AGREEMENT. The Banks and the Agent hereby consent to the assumption (the "ASSUMPTION") by the Guarantor of all rights and obligations of the Borrower under the Credit Agreement on any Business Day occurring before the Termination Date selected by the Guarantor, provided, that the Borrower and the Guarantor shall have given the Agent notice of the Assumption at least 20 Business Days prior to the effective date thereof, and that Assumption shall become effective when, and only when, the Agent shall have received (with sufficient copies for each Bank) the following:

         (a) Certified copies of an assignment and assumption agreement evidencing the Assumption, in form and substance satisfactory to the Agent, executed by each of the Borrower and the Guarantor.

         (b) Certified copies of the resolutions of the Board of Directors of each of the Borrower and the Guarantor authorizing the Assumption and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Borrower or the Guarantor, as appropriate.

         (c) Such other instruments, opinions or documents as the Agent or any Bank through the Agent may reasonably request.

         SECTION 3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date set forth above when, and only when, the Agent shall have received (in sufficient copies for each Bank) the following:

         (a) Counterparts of this Amendment executed by the Borrower, the Guarantor and all of the Banks.

         (b) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Borrower.

         (c) Certified copies of the resolutions of the Board of Directors of the Guarantor authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Guarantor.

         (d) A favorable opinion of counsel to the Borrower, to the effect set forth in Annex I to this Amendment and as to such other matters relating to the transactions contemplated hereby as any Bank through the Agent may reasonably request.


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         (e) A favorable opinion of the General Counsel or Associate General
Counsel of the Guarantor, to the effect set forth in Annex II to this Amendment and as to such other matters relating to the transactions contemplated hereby as any Bank through the Agent may reasonably request.

         (f) Evidence satisfactory to the Agent and its counsel that the Guarantor has extended, through the Termination Date as extended hereby, the Guarantee set forth in Section 6.02 of the Existing Agreement.

         (g) Evidence satisfactory to the Agent and its counsel that the Guarantor has extended, through the Termination Date as extended hereby, the Guarantee set forth in Section 6.02 of the Multi-Year Credit Agreement, dated as of September 1, 1993, as amended, among the Borrower, the Guarantor, the banks party thereto and the Agent.

         (h) Evidence that the "Expiration Date" of the Heat Purchase Contract has been extended to August 23, 2001.

         (i) Such other instruments, opinions or documents as any Bank through the Agent may reasonably request.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Guarantor represents and warrants, as to itself only, as follows:

         (a) The execution and delivery by it of this Amendment, and the performance by it of the Amended Credit Agreement and the other Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate or other similar action, and do not and will not contravene (i) its charter or by-laws, as the case may be, or any law or legal restriction or (ii) any contractual restriction binding on or affecting it or its properties;

         (b) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Financing Documents to which it is a party are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

         (c) No consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by it of this Amendment;



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                                                                               6

         (d) Its representations and warranties contained in Section 4.01 (in the case of the Borrower) or Section 4.02 (in the case of the Guarantor) of the Existing Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, as though made on and as of such date;

         (e) No event in respect of it has occurred and is continuing, which constitutes an Event of Default or a Default; and

         (f) In the case of the Guarantor: (i) the FERC Authorization is in full force and effect and (ii) without regard to any further extension thereof, the FERC Authorization as presently in effect is sufficient to authorize: (A) the creation, validity and performance of the Guarantee described in Section 6.01 of the Amended Credit Agreement in respect of each Advance made on or prior to the Termination Date, as extended by this Amendment, (B) the Guarantor to perform its obligations under the Credit Agreement and the other Financing Documents in respect of each such Advance and the corresponding Guarantee, and (C) the Guarantor to extend through the Termination Date as extended hereby the Guarantee set forth in Section 6.02 of the Credit Agreement and to perform its obligations thereunder.

         SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness of this Amendment in accordance with Section 3 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Existing Credit Agreement, and each reference in the Notes and the other Financing Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

         (b) Except as specifically amended above, the Credit Agreement and all other Financing Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Financing Documents, nor constitute a waiver of any provision of any of the Financing Documents.

         SECTION 6. COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent and the Banks as to their respective rights and responsibilities hereunder and thereunder.

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         SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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                                                                           S - 1



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written,

                             RENAISSANCE ENERGY COMPANY



                             By
                               ----------------------------------
                               Title:


                             THE DETROIT EDISON COMPANY,
                               as Guarantor



                             By
                               ----------------------------------
                               Title:







            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT

                             BARCLAYS BANK PLC,
                               NEW YORK BRANCH,
                               as Agent and as Bank



                             By
                               ----------------------------------
                               Title:
























            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT

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                                                                             S-3




                             BANK HAPOALIM, B.M.



                             By
                               ----------------------------------
                               Title:




                             By
                               ----------------------------------
                               Title:














            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT


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                                                                             S-4






                           THE BANK OF NEW YORK



                             By
                               ----------------------------------
                                Title:






















            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT

                             THE BANK OF NOVA SCOTIA


                             By
                               ----------------------------------
                               Title:


























            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT
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                                                                             S-6

                             THE FIRST NATIONAL BANK OF CHICAGO



                             By
                               ----------------------------------
                               Title:





















            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT

                             THE INDUSTRIAL BANK OF JAPAN



                             By
                               ----------------------------------
                               Title:

















            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT


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                                                                             S-8

                             COMERICA BANK



                             By
                               ----------------------------------
                               Title:














            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT
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                                                                             S-9

                             THE FUJI BANK, LIMITED



                             By
                               ----------------------------------
                               Title:















            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT
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                                                                            S-10

                            THE CHASE MANHATTAN BANK



                             By
                               ----------------------------------
                               Title:











            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT
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                                                                            S-11

                             CITIBANK, N.A.



                             By
                               ----------------------------------
                               Title:







            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT
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                                                                            S-12


                             KEYBANK NATIONAL ASSOCIATION



                             By
                               ----------------------------------
                                Title:










            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT

                            THE NORTHERN TRUST COMPANY



                            By
                              ----------------------------------
                              Title:



















            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT
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                                                                            S-14
                             SOCIETE GENERALE



                             By
                               ----------------------------------
                               Title:



                             By
                               ----------------------------------
                               Title:















            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT
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                                                                            S-15

                             UNION BANK OF CALIFORNIA, N.A.



                             By
                               ----------------------------------
                               Title:


















            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT
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                                                                         ANNEX I

                  [SCOPE OF OPINION OF COUNSEL TO THE BORROWER]

The Opinion of Counsel to the Borrower referred to in Section 3(d) of this Amendment shall re-affirm, as of the date of this Amendment, the opinions expressed in the opinion of such counsel previously delivered pursuant to
Section 3.01(m) of the Existing Credit Agreement, except that, for purposes of such re-affirmation, (i) the "Transaction Documents" shall be stated to include this Amendment and (ii) references in such opinions to the "Credit Agreement" shall be stated to refer to the Amended Credit Agreement.






















            SIGNATURE PAGE TO RENAISSANCE ENERGY CO. EIGHTH AMENDMENT
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                                                                        ANNEX II

                 [SCOPE OF OPINION OF COUNSEL TO THE GUARANTOR]

The Opinion of Counsel to the Guarantor referred to in Section 3(e) of this Amendment shall be to the effect that:

         (a) The execution and delivery by the Guarantor of this Amendment, and the performance by the Guarantor of the Amended Credit Agreement and the other Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate or other similar action, and do not and will not contravene (i) its charter or by-laws, as the case may be, or any law or legal restriction or (ii) any contractual restriction binding on or affecting it or its properties;

         (b) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Financing Documents to which the Guarantor is a party are the Guarantor's legal, valid and binding obligations, enforceable against the Guarantor in accordance with their respective terms; subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

         (c) No consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Guarantor of this Amendment;

         (d)(i) the FERC Authorization is in full force and effect, and (ii) without regard to any further extension thereof, the FERC Authorization as presently in effect is sufficient to authorize: (A) the creation, validity and performance of the Guarantee described in Section 6.01 of the Amended Credit Agreement in respect of each Advance made on or prior to the Termination Date, as extended by this Amendment, (B) the Guarantor to perform its obligations under the Credit Agreement and the other Financing Documents in respect of each such Advance and the corresponding Guarantee, and (C) the Guarantor to extend through the Termination Date as extended by this Amendment the Guarantee set forth in Section 6.02 of the Credit Agreement and to perform its obligations thereunder;

AND such opinion of counsel to the Guarantor shall re-affirm, as of the date of this Amendment, the opinions expressed in paragraphs 1, 4, 5 and 6 of the opinion of such counsel previously delivered pursuant to Section 3.01(n) of the Existing Credit Agreement.